New England Business Service, Inc.
         Statement Re Computation of Per Share Earnings
              (In Thousands Except Per Share Data)


                           Exhibit 11
                           ----------

                                                 Quarter Ended
                                              September 23, 1994
                                        ------------------------------
                                        Primary          Fully Diluted
                                        -------          -------------
Shares
- ------

Weighted Average Shares
  of Common Stock                        15,481              15,481

Add:
  Common Stock Equivalents
    in the form of Stock Options            136 (1)             136 (1)
                                        -------             -------
Weighted Average Common Stock
  and Common Stock Equivalents           15,617              15,617
                                        =======             =======

Earnings
- --------

Earnings per Consolidated
  Statement of Income                   $ 4,633             $ 4,633
                                        =======             =======

Earnings per Share                      $   .30             $   .30
                                        =======             =======


(1) Amount considered immaterial for inclusion in earnings per share calculation as defined in Accounting Principles Board Opinion No. 15.